State of New Jersey
OFFICE OF THE ATTORNEY GENERAL
DEPARTMENT OF LAW AND PUBLIC SAFETY
DIVISION OF CRIMINAL JUSTICE
ONE APOLLO DRIVE
WHIPPANY, NJ 07981
TELEPHONE: (973) 599-5900

JAMES E. MCGREEVEY                                                              PETER C. HARVEY
Governor                                                                                        Attorney General

                                                                                                       VAUGHN L. MCKOY
                                                                                                        Director

June 30, 2004

Barry H. Evenchick, Esq.
Walder, Hayden & Brogan, P.A.
5 Becker Farm Road
Roseland, New Jersey 07068

Re:  Agreement with NUI Corporation

Dear Mr. Evenchick:

This letter sets forth the full and complete agreement between your client, NUI Corporation, and the Division of Criminal Justice for the State of New Jersey with respect to resolving the liability of NUI Corporation and all other subsidiaries of NUI Corporation, except for NUI Energy Brokers, Inc. ("Energy Brokers"), which is subject to a separate agreement, dated this same date (hereinafter "NUI") for the actions of its directors, officers, employees and agents for any criminal violations arising out of the heretofore disclosed conduct (i) related to the purchase and sale of gas by NUI Energy Brokers, Inc., between approximately April 1997 and approximately January 2004, and (ii) related to the Order of the New Jersey Board of Public Utilities, dated April 26, 2004 (the "April 26 BPU Order").

The following are the terms of the agreement:

1. Recognizing the criminal acts of certain officers and employees of its subsidiary, Energy Brokers, NUI agrees to guarantee the payment of any fine imposed against Energy Brokers in connection with the agreement between Energy Brokers and the State of New Jersey, contained in the letter agreement between those two parties, and dated this same date.  NUI further agrees that, in the event Energy Brokers fails to pay any such fine, then the State of New Jersey may seek to recover the fine from NUI without first exhausting efforts to obtain the funds from Energy Brokers.

2. NUI agrees to pay, through its wholly-owned subsidiary NUI Utilities, Inc., $30 million to its customers and to the State of New Jersey, consisting of $28 million to be credited by Elizabethtown Gas Company to its customers, and $2 million to be paid as a penalty

Barry H. Evenchick, Esq.
June 30, 2004

to the State of New Jersey, as required by the terms of the Stipulation and Agreement executed with the New Jersey Board of Public Utilities on or about April 13, 2004, and implemented by the April 26 BPU Order.

3. NUI agrees to cooperate fully with the State of New Jersey in any and all matters in which the State inquires. NUI understands that full cooperation includes the provision of any and all documents requested by the State and disclosure of all information concerning any activities by the corporation, any subsidiary, parent or entity in which NUI has a financial interest, any employee, any agent of the corporation and/or others about which representatives of the Division of Criminal Justice may inquire. NUI further agrees to make its employees, officers, and agents available for questioning at all reasonable times and for testimony in all proceedings, including grand jury and trial proceedings, as to any activities about which they are questioned. NUI further agrees to provide, and to require its employees, officers and agents to provide, complete, truthful, and accurate information and testimony.

4. Should it be determined by this Office that NUI has intentionally given materially false, incomplete or misleading testimony or information, or should NUI breach any provision of this agreement, the non-prosecution provision at paragraph 9 below is null and void and Division of Criminal Justice may prosecute NUI for any criminal violation of which this Office has knowledge, including but not limited to Misconduct by a Corporate Official. Any such prosecution may be based upon any statements and information provided by NUI, and all such statements and information may be used against it. In such event, NUI explicitly agrees to waive any statute of limitations defense and Double Jeopardy defense. NUI also agrees that it shall not seek return of any funds paid pursuant to this Settlement Agreement under any circumstances.

5. NUI agrees that both NUI and NUI Utilities, Inc. (or any successor corporation of which Elizabethtown Gas Company is a division, unit, or other component part), shall submit to the State of New Jersey, not less than once annually, for a period of three years beginning on the date of this Agreement, a notarized, sworn Certification that during the time period from the date of this Agreement, or from the date of the prior Certification (whichever is later in time), to their knowledge, Energy Brokers has neither purchased nor sold gas on behalf of any utility regulated by the State of New Jersey. This Certification shall further state that NUI has no knowledge that any employee of NUI has engaged in any criminal conduct with respect to the trading of gas on behalf of any utility regulated by the State of New Jersey.

6. NUI agrees that it shall not indemnify any person for payment of criminal fines, or restitution, if such person is found liable for a crime relating to the purchase and sale of gas based on such person's employment at Energy Brokers, in an action brought by the State of New Jersey, unless such indemnification is required by the articles of incorporation and/or bylaws (in effect as of the date of this letter) of either NUI or NUI Utilities, Inc., order of a Court of

Barry H. Evenchick, Esq.
June 30, 2004

competent jurisdiction, or New Jersey law. In the event that a lawsuit is filed seeking indemnification that would otherwise be prohibited under this paragraph, NUI shall provide a copy of the Complaint to the State of New Jersey within 10 business days after its receipt.

7. NUI Corporation agrees that it will develop, fund and operate the following community service programs acceptable to the State for a period of three years, beginning on or before January 1, 2005: 1. an internship and mentoring program to provide internship opportunities and mentoring services to teenagers and young adults from Abbott School District Communities within Elizabethtown Gas's service area; 2. a program in which the company sponsors or partners with community organizations within Abbott School District communities within the service area to provide services or economic aid to community residents; and 3. a program in which the company conducts energy-efficiency audits in at least three Abbott School Districts. The terms of this paragraph may be memorialized in a separate signed agreement, but any such agreement must be executed no later than December 1, 2004.

8. In order to insure that Brian Rose, James Puzio, Joseph Bores, Christine Frezza, Stanley Brownell, and Joseph Principato have no role in the trading of gas on behalf of NUI for a period of three years from the date NUI signs this agreement, NUI agrees that in that same three-year period, it shall not hire or rehire any of them, as an employee, agent, consultant, or otherwise, and shall not permit any subsidiary company to hire or rehire any of them as an employee, agent, consultant, or otherwise. NUI further agrees that in the event any other person is hereafter convicted of any crime related to the trading of gas by NUI Energy Brokers, Inc., then no later than the date of sentencing of such person, unless otherwise prohibited by law, NUI shall terminate the employment of such person and shall not rehire such person as an employee, agent, consultant, or otherwise, for a period of three years, unless the State of New Jersey expressly agrees to waive such condition in writing.

9. If NUI fully complies with the terms specified in this letter, and if Energy Brokers fully complies with its obligations pursuant to the letter agreement between Energy Brokers and the State of New Jersey, dated this same date, then the State will not bring any criminal action against NUI for the actions of its directors, officers, employees and agents for any criminal violations arising out of the heretofore disclosed conduct (i) related to the purchase and sale of gas by Energy Brokers, between approximately April 1997 and approximately January 2004, and (ii) related to the Order of the New Jersey Board of Public Utilities, dated April 26, 2004.

10. The promises, agreements, duties, obligations and all provisions of this Settlement Agreement shall be binding upon and inure to the benefit of the State of New Jersey and NUI, its subsidiaries, parent company(ies), successors, and entity(ies) in which NUI has a financial interest.

Barry H. Evenchick, Esq.
June 30, 2004

11. No additional promises, agreements or conditions have been entered into with or offered to NUI, other than those set forth in this letter, and none will be entered into unless in writing and signed by all parties.

If you have any questions about this matter, please call me at the telephone number listed below.

                                                               Yours truly,

                                                                PETER C. HARVEY
                                                               Attorney General of New Jersey.

                                                                By: /S/Thomas R. Clark
                                                                      Deputy Attorney General
                                                                      Tel. No. (973) 599-5921

Barry H. Evenchick, Esq.
June 30, 2004

.

I certify that I am an officer of NUI Corporation with authority to bind the company and its subsidiary, NUI Utilities, Inc., to this agreement, that I have obtained the necessary approval of any corporate officers, Board of Directors or shareholders to enter into this agreement and that I am authorized to enter into this agreement on behalf of NUI Corporation and NUI Utilities, Inc. I have read this letter and have discussed its terms with the attorney for NUI Corporation and NUI Utilities, Inc. I understand its terms and I hereby acknowledge that it fully sets forth the agreement of NUI Corporation with the Division of Criminal Justice. There have been no additional promises or representations made to me by any officials or employees of the State or by my attorney in connection with this matter.

Dated: 6/30/04                                         /S/ Steven D. Overly
                                                                     Vice President, Chief Financial Officer
                                                                     and General Counsel

Dated: 6/30/04                                        /S/ Barry H. Evenchick, Esq.
                                                                    Walder, Hayden & Brogan, P.A.
                                                                     Counsel for NUI Corporation